UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 25, 2005
TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 North 85th Street
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0791
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On November 15th, 2005, TASER International, Inc. (the “Company”) announced that it would be restating its financial statements for the quarters ended March 31, 2005 and June 30, 2005. Until such time as the Company and its auditors have completed their analysis of the impact of this restatement on the financial statements for the quarter ended September 30, 2005, the Company is delaying the filing of its Form 10-Q for the period then ended, and has missed the filing deadline as stipulated by the Securities and Exchange Commission.
     Accordingly, on November 22, 2005, the Company received a letter from The NASDAQ Stock Market indicating that as a result of our failure to file with the Securities and Exchange Commission our Quarterly Report on Form 10–Q for the fiscal quarter ended September 30, 2005, we are not in compliance with the NASDAQ requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires us to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.
     We plan to appeal the Nasdaq Staff’s determination by requesting a hearing before the Nasdaq Listing Qualifications Panel which will result in an automatic stay of the delisting of our common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any extension which may be granted by the Panel, our common stock will continue to be traded on The Nasdaq National Market. However, Nasdaq has informed us that an “E” will be added to our ticker symbol as of the market opening on November 25, 2005 such that our common stock will begin trading under the symbol “TASRE.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2005	TASER International, Inc.
	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer